UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NeuroBo Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 18, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of NeuroBo Pharmaceuticals, Inc. to be held on Thursday, June 9, 2022 at 10:00 a.m. Eastern time.
We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card or voting instruction card, and we encourage you to vote before the Annual Meeting.
The enclosed Notice of 2022 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.
At the Annual Meeting, the agenda includes:
•
Proposal 1 – to elect two Class III directors, each to serve three-year terms until the 2025 Annual Meeting of Stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal;

•	Proposal 2 – to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	Proposal 3 – to approve (on an advisory basis) the compensation of our named executive officers;
•	Proposal 4 – to approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years;
•
Proposal 5 – to approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our common stock, to enable us to comply with the Nasdaq Stock Market’s continued listing requirements; and

•	Proposal 6 – to authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 5 described above.
The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR each of Proposals 2, 3, 5 and 6 and every THREE years for proposal 4. Your vote is important.
To protect the health and well-being of our stockholders and employees, the Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRBO2022 and entering your 16-digit control number. You will not be able to attend the Annual Meeting in person.
Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote via the Internet or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the proxy materials you received for the Annual Meeting.
Sincerely,
/s/ Dr. Ben Gil Price

Dr. Ben Gil Price
President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts 02116
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2022
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. will be held as a virtual meeting at www.virtualshareholdermeeting.com/NRBO2022 on Thursday, June 9, 2022 at 10:00 a.m. Eastern Time.
We are holding the meeting to consider and vote upon the following proposals, which are more fully described in the accompanying proxy statement:
•
Proposal 1 – to elect two Class III directors, each to serve three-year terms until the 2025 annual meeting of stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal;

•	Proposal 2 – to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	Proposal 3 – to approve (on an advisory basis) the compensation of our named executive officers;
•	Proposal 4 – to approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years;
•
Proposal 5 – to approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our common stock, to enable us to comply with the Nasdaq Stock Market’s continued listing requirements; and

•	Proposal 6 – to authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 5 described above.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR each of Proposals 2, 3, 5 and 6 and every THREE years for Proposal 4.
Only stockholders of record at the close of business on May 17, 2022 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as a NeuroBo Pharmaceuticals, Inc. stockholder is very important. Each share of stock that you own represents one vote.
For questions regarding your stock ownership, you may contact Adam Perlish at (857)-702-9600 or via email at info@neurobopharma.com or, if you are a registered holder, our transfer agent, Computershare, Inc., by email through their website at https://www-us.computershare.com/Investor/Contact or by phone at (800) 736-3001.

Whether or not you expect to virtually attend the meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card or voting instruction card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Voting Instructions; Voting of Proxies” in the proxy statement.
By Order of the Board of Directors
/s/ Dr. Ben Gil Price

Dr. Ben Gil Price
President and Chief Executive Officer
Boston, Massachusetts
May 18, 2022

NEUROBO PHARMACEUTICALS, INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
i

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts 02116
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2022 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held on Thursday, June 9, 2022 at 10:00 a.m. Eastern time, as a virtual meeting at www.virtualshareholdermeeting.com/NRBO2022.
This Proxy Statement is first being sent to stockholders on or about May 18, 2022.
References in this Proxy Statement to “we,” “us,” “the Company” and “our” refer to NeuroBo Pharmaceuticals, Inc.
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of common stock at the close of business on May 17, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, 26,661,771 shares of common stock (“Common Stock”) were outstanding and entitled to vote.
The holders of a majority of the outstanding shares of stock entitled to vote at the meeting as of the Record Date must be present by remote communication or by proxy duly authorized at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the virtual meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting. Please refer to the section entitled “Voting Instructions; Voting of Proxies” below.
Votes Required to Adopt Proposals. Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all or any of the nominees or “WITHHOLD” your vote with respect to all or any of the nominees. You may not cumulate votes in the election of directors. Approval of Proposals 2, 3 and 6 will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” the proposal. Approval of Proposal 5 will be obtained if the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting vote “FOR” the proposal. The results of Proposal 4 will be based on the affirmative vote of the holders of a majority of the voting power of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting to approve the frequency of future votes on our named executive officers’ compensation.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote).
Abstain votes and proxies containing broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In the vote on Proposals 2, 3, 4 and 6, abstentions and broker non-votes are counted for purposes of establishing a quorum, but will not affect the outcome of the vote. In the vote on Proposal 5, abstentions and broker non-votes are counted as votes “against” the proposal. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.
Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The Board of Directors unanimously recommends that you vote FOR the election of each director nominee in Proposal 1, FOR each of Proposals 2, 3, 5 and 6 and every THREE years for Proposal 4.

Attending the Annual Meeting; Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote at the Annual Meeting—To participate in the Annual Meeting, you will need the 16-digit control number included on the instructions that accompanied your proxy materials. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier submitted proxy, and voting in person.

•
Vote through the Internet—you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by mail—complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank.
To participate in the Annual Meeting, you will need the 16-digit control number included on the instructions that accompanied your proxy materials. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2022. Submitting your proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” both or any of the nominees to the Board, or you may withhold your vote from any nominee you specify. For Proposals 2, 3, 5 and 6, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4, you may vote “ONE” or “TWO” or “THREE” years. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above).
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you electronically vote again or file the proper documentation for it to be so revoked.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting and posted on our website at http://ir.neurobopharma.com. The final results will be tallied by the inspector of elections and disclosed in a current report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.
Board Leadership Structure
Our Board is currently chaired by Andrew Koven, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board.
The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Gil Price, to focus on our day-to-day business, while allowing Mr. Koven to lead the Board.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. This risk management process allows our Board to play an active role in understanding and overseeing the management of risks that our Company faces and ensures that management has the framework and processes in place to effectively and adequately monitor and manage these risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Director Independence
Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board of directors committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board affirmatively determined that Jason Groves, Hyung Heon Kim, Na Yeon (Irene) Kim, Andrew Koven, Michael Salsbury and D. Gordon Strickland are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Our Board also affirmatively determined that former directors Tae Heum Jeong, Jeong Gyun Oh and Douglas J. Swirsky were “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq while they were directors. The Board determined that Richard Kang, our former Chief Executive Officer and President is not independent and Akash Bakshi was not independent while he was a director. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director’s independence, including the participation by our non-employee directors, or their affiliates, in certain financing transactions by the Company and the beneficial ownership of our Common Stock by each non-employee director. See “Certain Relationships and Related-Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management.”
Committees of Our Board
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.
Copies of the charters for the audit, compensation and nominating and corporate governance committees are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.
Audit Committee
Our audit committee is comprised of Jason Groves, Andrew Koven and D. Gordon Strickland, with Mr. Strickland serving as chair of the committee. Each member of our audit committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and is financially literate. Our audit committee is directly responsible for, among other things:
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications, independence and performance of our independent auditors; and
•	the preparation of the audit committee report to be included in our annual proxy statement.
The responsibilities and activities of the audit committee are described further in its charter.

Report of the Audit Committee
The information contained in the following report of the audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and BDO USA, LLP our audited financial statements as of and for the year ended December 31, 2021. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board that the audited financial statements as of and for the year ended December 31, 2021 be included in our annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Audit Committee
D. Gordon Strickland (Chair)
Jason Groves
Andrew Koven
Compensation Committee
Our compensation committee is currently comprised of Hyung Heon Kim, Na Yeon (Irene) Kim and Michael Salsbury, with Mr. Salsbury serving as chair of the committee. Each member of our compensation committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our compensation committee is responsible for, among other things:
•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;
•	administering our cash-based and equity-based compensation plans; and
•	making recommendations to our Board regarding any other Board responsibilities relating to executive compensation.
The executive officer compensation program is substantially based on decisions made by the compensation committee, in consultation with certain members of management. Compensation determinations for the executive officers are made based on historical practice, Company and individual performance and benchmarking compensation of similar positions at peer group companies.
The compensation committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the compensation committee are described further in its charter.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Jason Groves, Hyung Heon Kim and Andrew Koven, with Mr. Kim serving as chair of the committee. Each member of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying, considering and recommending candidates for membership on our Board;
•	overseeing the process of evaluating the performance of our Board; and
•	advising our Board on other corporate governance matters.
The responsibilities and activities of the nominating and corporate governance committee are described further in its charter.

Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website. The full text of our code of conduct is posted on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.
Board and Committee Meetings and Attendance
The Board and its committees meet regularly throughout the year and also hold special meetings. During 2021, the Board held four meetings; the audit committee held four meetings; and neither the compensation committee nor the nominating and corporate governance committee held any meetings, in each case, including telephonic meetings. The Board and its committees also act by written consent from time to time. During 2021, none of the directors serving at such times attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure and the total number of meetings held by all committees of the Board on which such director served during his or her tenure.
Board Attendance at Annual Stockholders’ Meeting
Directors are requested to attend the Annual Meeting, either in person or telephonically. 5 directors attended the 2021 Annual Meeting.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of the Board or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116.
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.
Considerations in Evaluating Director Nominees
The nominating and corporate governance committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. The nominating and corporate governance committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. The nominating and corporate governance committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.
In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee considers such director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. Generally, the committee will re-nominate incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board.
If a vacancy on the Board occurs or the Board increases in size, the nominating and corporate governance committee will actively seek individuals that satisfy the committee’s criteria for membership on the Board, and the committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. The Board may engage search firms or other third parties in connection with identifying and evaluating Board nominee candidates.

Board Diversity Matrix (as of May 18, 2022)
The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of May 18, 2022.
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Second Amended and Restated Bylaws and applicable law. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article III, Section 5 of our Second Amended and Restated Bylaws and applicable law. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Second Amended and Restated Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
See “Additional Information—Stockholder Proposals to be Presented at Next Annual Meeting” for additional information. The committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.
Employee, Officer, and Director Hedging
We do not have a hedging policy for our employees, officers, and directors at this time.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS
Our Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Board currently consists of seven members. Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has re-nominated Richard J. Kang and Michael Salsbury for election as Class III directors to serve for three-year terms ending at the 2025 annual meeting or until their successors are elected and qualified.
Each of Dr. Kang and Mr. Salsbury has consented to serve if elected. If either of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holder named as proxy in the accompanying proxy card will vote for the Board’s substitute nominee and make appropriate disclosures. Alternatively, the Board may leave the position vacant.
Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all or any of the nominees or “WITHHOLD” your vote with respect to all or any of the nominees. You may not cumulate votes in the election of directors. Shares represented by proxies will be voted “FOR” the election of each of the Class III nominees, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominees of the Company is set forth below.
Nominees to the Board of Directors
The nominees of the Company are as follows:
NAME	AGE	TITLE	CLASS
Richard Kang. Ph.D.	50	Director	Class III
Michael Salsbury(1)	72	Director	Class III
(1)	Chair of the compensation committee.
Dr. Richard Kang has served as a member of our Board since December 2019. He previously served as our President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer, from January 2020 until November 2021. Previously, he served as an officer of NeoImmuneTech, Inc., a biotechnology company developing T cell-centered novel immunotherapeutics, from May 2014 to December 2019, most recently as Co-President and Chief Executive Officer and a member of the board of directors. Dr. Kang held various officer positions at NeuroBo Pharmaceuticals, Inc., which was acquired by the Company in December 2019 (we refer to NeuroBo Pharmaceutics, Inc. prior to the acquisition by the Company as “Private NeuroBo”), including as President and Chief Operating Officer from September 2017 through February 2019, and also served on Private NeuroBo’s board of directors from July 2017 to February 2019. He was reappointed to Private NeuroBo’s board of directors in December 2019. Dr. Kang also served as President and Chief Executive Officer of JK BioPharma Solutions, Inc. from January 2013 to February 2019. Dr. Kang received a Ph.D. in Molecular Plant Pathology from The University of Edinburgh, an M.S. in Plant Molecular Genetics from Seoul National University and a B.S. in Horticultural Science from Seoul National University. Our Board believes that Dr. Kang’s business experience, executive officer positions at the Company and prior experience as Private NeuroBo’s former President, Chief Operating Officer and director qualifies him to serve as a director.
Mr. Michael Salsbury has served as a member of our Board since December 2019. He has served as Counsel to Verisma Systems, Inc., a provider of cloud-based automated disclosure management systems, since September 2017, and as counsel to Current Health Inc., a provider of remote care management products and services, since May 2021. From February 2013 to July 2017, he served as Secretary and General Counsel to Best

Doctors, Inc., a provider of expert medical opinions. Mr. Salsbury has more than 25 years’ experience as a senior executive with public and private companies and private law practice. Mr. Salsbury received a J.D. and M.B.A. from University of Virginia and a B.A. from Dartmouth College. Our Board believes that Mr. Salsbury’s legal expertise and his experience serving as general counsel and secretary of a Fortune 100 corporation qualifies him to serve as a director.
Continuing Directors
The directors who are serving for terms that end following the 2022 annual meeting are as follows:
NAME	AGE	TITLE	CLASS
Na Yeon (Irene) Kim(1)	47	Director	Class I
D. Gordon Strickland(2)	75	Director	Class I
Andrew Koven(3)	64	Chair of the Board of Directors	Class II
Hyung Heon Kim(4)	46	Director	Class II
Jason L. Groves(5)	51	Director	Class II
(1)	Member of the compensation committee.
(2)	Chair of the audit committee.
(3)	Member of the audit committee and the nominating and corporate governance committee.
(4)	Chair of the nominating and corporate governance committee and member of the compensation committee.
(5)	Member of the audit committee and the nominating and corporate governance committee.
Ms. Na Yeon (“Irene”) Kim has served as a member of our Board since December 2019 and served as the Chair of our Board from December 2019 to January 2021. Prior to December 2019, she had served on the Board of Private NeuroBo since April 2018. Ms. Kim also currently serves as the Chief Executive Officer of E&Investment, Inc., a South Korean venture capital firm specializing in investments in life sciences companies, a position she has held since March 2018. From October 2015 until March 2018, Ms. Kim was a Representative Director for The SEED Investment Co., Ltd. (formerly known as OST Investment Co., Ltd.), a South Korean investment and fund manager specializing in investments in life sciences companies, and from January 2015 until December 2017, Ms. Kim served as member of the board of directors of Macrogen, Inc., a South Korean, publicly traded biotechnology company specializing in precision medicine and biotechnology. Ms. Kim also served as an officer of AJUIB Investment, Inc., a venture capital firm headquartered in South Korea specializing in investments in life-science companies from August 2014 until September 2015. Ms. Kim focuses on investment opportunities in a number of industries, particularly in the field of BioPharma, and has more than 15 years of accumulated experience of investment in private equity/venture capital markets. As an investor representative, Ms. Kim has successfully managed more than $400 million in private equity and venture capital funds. Ms. Kim holds an M.S. and B.S. in biomolecular engineering, as well as an M.B.A. from Yonsei University in Korea. Our Board believes that Ms. Kim’s specialized knowledge in building value in life sciences companies and her extensive investment management experience qualify her to serve as a director.
Mr. D. Gordon Strickland has served as a member of our Board since January 2022. He served as Chairman of Ampex Corporation, a publicly traded technology company, from March 2012 until June 2019. He also served as Ampex’s Chief Executive Officer from February 2007 to March 2012. Prior to Ampex, he served as President and Chief Executive Officer of Cardiff Holdings, a privately held producer of credit, debit, loyalty and other cards by Brookside Equity Partners from March 2012 to August 2013. Prior to Cardiff Holdings, Mr. Strickland was the chairman of Medical Resources, a public operator of diagnostic imaging centers. Mr. Strickland was also president and CEO of MCSi, Inc., a technical integrator of audio visual products, from March 2003 until March 2004. Prior to MCSi, Mr. Strickland was the president and CEO of Capitol Wire, Inc., an internet based news and information service provider from September 1999 until August 2002 and had leadership roles with Kerr Group, a manufacturer of glass containers and plastic packaging, from June 1986 until August 1997, including serving as the president and CEO, and as Senior Vice President, Finance and Chief Financial Officer. Mr. Strickland has over 35 years of experience as a senior executive and board member with public and private companies. Mr. Strickland received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A from Yale University. Our Board believes that Mr. Strickland’s experience serving as Chairman and Chief Executive Officer of a publicly traded company, Ampex, qualifies him to serve as a director.

Mr. Andrew I. Koven has served as a member of our Board since July 2021 and Chair of our Board since January 2022. Mr. Koven is the Lead Independent Director of Kala Pharmaceuticals, Inc., a public biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye. He has served as the Lead Independent Director of Kala Pharmaceuticals, Inc. since December 2018 and as a member of the Kala board of directors since September 2017. Mr. Koven serves on Kala’s nominating and corporate governance committee and is chairperson of Kala’s compensation committee. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992, he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993, he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. Our Board believes that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a director.
On March 9, 2021, Dong-A ST entered into a Voting Agreement with the E&H Funds (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement and subject to the terms and conditions thereof, each of the E&H Funds and Dong-A ST agreed, among other things, to vote the shares of Common Stock of the Company owned by the E&H Funds and Dong-A ST together with any other shares of Common Stock of the Company that become beneficially owned by the E&H Funds and Dong-A ST in favor of the other party’s nominees subject to the terms therein. Mr. Koven was nominated in accordance with the terms of the Voting Agreement and each of the E&H Funds and Dong-A ST voted their shares in favor of the election of Mr. Koven.
Mr. Hyung Heon Kim has served as a member of our Board since July 2021. Mr. Kim is the General Counsel and a Vice President of Dong-A ST and Dong-A Socio Group, a Korean-based group of companies mainly engaged in the research, development, production and sale of pharmaceuticals, medical devices and APis. Mr. Kim has served as General Counsel of Dong-A ST since January 2018 and as a Vice President of Dong-A ST since December 2020. Mr. Kim previously served as Executive Director of Dong-A ST from January 2018 through December 2020. Prior to his roles with Dong-A ST, Mr. Kim was Head of International Legal Affairs for Dong-A Socio Holdings Co., Ltd., a Korean-based holdings company for the Dong-A Socio group of companies from 2012 to 2018. Since April 2021, Mr. Kim has served as a director of AnaPath Services GmbH, a private Swiss-based provider of scientific research and development services, and STP America Research Corp, a private New Jersey-based research and development company. Prior to joining Dong-A Socio Group, Mr. Kim served as legal counsel to SK Energy Co., Ltd. and SK Innovation Co., Ltd. from 2008 to 2011. Mr. Kim received his Bachelor of Law degree from Soongshil University in Korea and obtained his Juris Doctor from Washington University School of Law. Our Board believes that Mr. Kim’s experiences gained as General Counsel and Head of International Legal Affairs to an established pharmaceutical group of companies qualify him to serve as a director.
Mr. Kim was nominated in accordance with the terms of the Voting Agreement and each of the E&H Funds and Dong-A ST voted their shares in favor of the election of Mr. Kim.

Mr. Jason L. Groves, Esq. has served as a member of our Board since December 2019. He is the Executive Vice President and General Counsel of Medifast, Inc. (NYSE: MED), a publicly held leading manufacturer and distributor of clinically-proven, healthy-living products and programs. He has served in this position since November 2011, and as Corporate Secretary since June 2015. Preceding and during his current position, Mr. Groves was a Medifast, Inc. director from 2009 to 2015, serving on the Audit Committee from 2009 to 2011. Mr. Groves was Assistant Vice President of Government Affairs for Verizon Maryland from 2003 until 2011, after having joined Verizon in 2001. A United States Army veteran, Mr. Groves was a direct-commissioned Judge Advocate in the United States Army Judge Advocate General’s (JAG) Corps. As a JAG officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Mr. Groves recently completed nine years with the Anne Arundel Medical Center Board of Trustees, chairing their international captive insurance company board for eight years. Mr. Groves received his Bachelor of Science degree, cum laude, in Hospitality Management from Bethune-Cookman University, and obtained his Juris Doctor from North Carolina Central University School of Law. Our Board believes that Mr. Grove’s experience serving as an independent director, audit committee member and general counsel of a large corporation and assisting with the initial international introduction of such corporation’s products qualify him to serve as a director.
Mr. Groves was nominated in accordance with the terms of the Voting Agreement and each of the E&H Funds and Dong-A ST voted their shares in favor of the election of Mr. Groves.
There are no familial relationships among any of our directors, director nominees and executive officers.
Non-Employee Director Compensation
Our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.
The following table provides compensation information for the fiscal year ended December 31, 2021 for each non-employee member of our Board.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Na Yeon (Irene) Kim(1)	31,843	—	31,843
Jeong Gyun Oh(2)	30,693	—	30,693
Jason Groves(3)	81,033	—	81,033
Michael Salsbury(4)	79,319	—	79,319
Tae Heum (Ted) Jeong(5)	1,778	—	1,778
Douglas Swirsky(6)	153,979	—	153,979
Andrew Koven(7)(8)	62,480	180,698(4)	243,178
Hyung Heon Kim(7)	28,696	—	28,696
(1)	Ms. Kim held options to purchase 60,000 shares as of December 31, 2021.
(2)	Mr. Oh did not stand for re-election and his term ended July 9, 2021.
(3)	Mr. Groves held options to purchase 60,000 shares as of December 31, 2021.
(4)	Mr. Salsbury held options to purchase 60,000 shares as of December 31, 2021.
(5)	Mr. Jeong resigned from the Board effective as of January 9, 2021.
(6)	Mr. Swirsky held options to purchase 60,000 shares as of December 31, 2021 and resigned from the Board effective as of January 14, 2022.
(7)	Mr. Koven and Mr. Kim were appointed to the Board effective as of July 9, 2021.
(8)
Mr. Koven was granted an option to purchase 60,000 shares at an exercise price of $4.52 in September 2021. Each option vests, subject to continuing service, in 36 monthly installments beginning October 2, 2021. The amount reported reflects the aggregate grant date fair value of the option granted to Mr. Koven during the fiscal year ended December 31, 2021, as computed in accordance with ASC 718. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K. Mr. Koven held options to purchase 60,000 shares as of December 31, 2021.

Under the Company’s prior Non-Employee Director Compensation Policy, which was in effect during 2021, non-employee directors were entitled to following compensation:
•	Annual cash compensation of $20,000 per year;
•	$20,000 per year for service on a committee, irrespective of the number of committees;
•	$35,000 additional per year of service for the Chair of the Board;
•	$20,000 additional per year for service for each of the Chair of the nominating and corporate governance committee and the compensation committee;
•	$40,000 per year additional for service for each of the Chair of the audit committee; and
•	Options to purchase 60,000 shares, vested monthly over 36 months upon election as a director.
In September 2021, the Board formed a transaction committee of the Board consisting of four members of the Board to review a licensing transaction presented to the Board. Pursuant to the authorizing resolution, the Board approved the following compensation for the members of the Board serving on such transaction committee: a monthly fee in the amount of $5,000 per month (for each calendar month or portion thereof that such member serves on the transaction committee) and $800 per meeting of the transaction committee attended by such member.
In January 2022, the compensation committee recommended and our Board approved the Company’s Amended and Restated Non-Employee Director Compensation (the “Amended Non-Employee Director Compensation Policy”). Under the Amended Non-Employee Director Compensation Policy, all of our non-employee directors receive an annual cash retainer of $40,000 for Board service except for the Chair of the Board who will receive an annual cash retainer of $75,000. A lead independent director, if applicable, would receive a total of $60,000. In addition, directors receive an additional cash retainer for serving as a committee chair or member as follows:
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Committee Chair	$18,000	$12,000	$8,000
Committee Member (other than the Chair)	9,000	6,000	4,000
In addition, non-employee directors are entitled to an initial grant for a nonstatutory stock option to acquire 40,000 shares of our Common Stock pursuant to the terms and conditions of the Company’s 2019 Equity Incentive Plan (the “Plan”), which will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to the director’s service to the Company through each applicable vesting date. In accordance with the Amended Non-Employee Director Compensation Policy, each non-employee director will also be eligible to be granted, immediately following our annual meeting of stockholders, a nonstatutory stock option to purchase 20,000 shares of Company Common Stock (the “Annual Grant”). Each Annual Grant will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to such non-employee director’s service to the Company through the vesting date. Vesting will be accelerated upon a Corporate Transaction (as defined in the Plan). The nonstatutory stock options are subject to the terms and conditions of the Plan and its related agreements. Additionally, pursuant to the Restated Non-Employee Director Compensation Policy, non-employee directors may elect to receive a restricted stock unit award in lieu of the cash compensation payable.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINATED CLASS III DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our Common Stock, as of Record Date by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
The table lists applicable percentage ownership based on 26,661,771 shares of Common Stock outstanding as of the Record Date. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% stockholders
JK BioPharma Solutions, Inc.(1)	1,817,842	6.8%
Dong-A ST Co., Ltd.(2)	2,880,612	10.8%
E&Investment, Inc.(3)	7,321,789	27.5%
Roy Lester Freeman(4)	1,456,160	5.5%
Directors and Named Executive Officers
Andrew Koven, Chair of the Board of Directors(6)	16,666	*
Na Yeon (Irene) Kim, Director(3)(5)	7,370,122	27.6%
Jason Groves, Director(5)	48,333	*
Michael Salsbury, Director(5)	48,333	*
Hyung Heon Kim, Director	—	—
Richard Kang, Director	—	—
D. Gordon Strickland, Director(6)	5,555	*
Ben Gil Price, President and Chief Executive Officer	—	—
Akash Bakshi, former Chief Operating Officer(7)	884,132	3.3%
All current executive officers and directors as a group (8 persons)	7,489,099	27.9%
*	Represents beneficial ownership of less than one percent.
(1)
Based solely on the Company’s review of a filing made on a Schedule 13D on November 5, 2021 with the SEC. JK BioPharma Solutions, Inc. (“JK”) owns 1,817,842 shares of Common Stock . The address of the principal executive offices of JK is 1 Research Court, Suite 370, Rockville, MD 20850.

(2)
Based solely on the Company’s review of a filing made on a Schedule 13D on September 1, 2021 with the SEC. Dong-A ST Co., Ltd. is a South Korean corporation. The address of Dong-A ST Co., Ltd. is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(3)
Based solely on the Company’s review of a filing made on an amendment to Schedule 13D on August 30, 2021 with the SEC. The amendment to the Schedule 13D was filed by The E&Healthcare Investment Fund II (“Fund II”), The E&Healthcare Investment Fund No. 6 (“Fund 6”), The E&Healthcare Investment Fund No. 7 (“Fund 7”), E&Investment, Inc. (“GP”), and Na Yeon Kim. Fund II beneficially owns 4,335,800 shares of Common Stock , Fund 6 beneficially owns 1,121,190 shares of Common Stock , Fund 7 beneficially owns 1,864,799 shares of Common Stock and GP, as the general partner of each of Fund II, Fund 6 and Fund 7, may be deemed to beneficially own 7,321,789 shares of Common Stock. Ms. Kim has been granted stock options to purchase up to 60,000 shares of Common Stock in respect of her service on the Board, of which 45,000 are exercisable within 60 days of March 29, 2022. Ms. Kim, as the Chief Executive Officer of GP, may be deemed to hold shared voting and dispositive power over a total of 7,321,789 shares of Common Stock. The business address of Ms. Kim and the address of the principal office of the person and entities noted in this footnote is 16th floor, Yeoksam I-Tower, 326, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea 06211.
(4)	Based solely on the Company’s review of a filing made on a Schedule 13G on February 13, 2020 with the SEC. The address of Mr. Freeman is 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
(5)
Ms. Kim, Mr. Groves and Mr. Salsbury were each issued a stock option to purchase 60,000 shares of Common Stock on January 13, 2020. The option expires January 12, 2030, has an exercise price of $8.39, and vests in 36 equal monthly installments beginning on February 29, 2020, subject to continued service with the Company, such that the option will be fully vested on the third anniversary of the date of grant. 45,000 shares underlying the option are vested as of May 17, 2022 and an additional 3,333 shares underlying the option will become vested within 60 days of May 17, 2022, subject to continued service with the Company.

(6)	Represents shares underlying outstanding stock options that are vested or will become vested within 60 days of May 17, 2022.
(7)	Includes 29,013 shares of Common Stock held directly and 855,059 shares of Common Stock beneficially owned through YourChoice Holdings, LLC.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of the Record Date:
NAME	AGE	POSITION(S)
Dr. Ben Gil Price	66	President and Chief Executive Officer
Dr. Ben Gil Price has served as our President and Chief Executive Officer since November 15, 2021. Prior to joining NeuroBo, from June 2017, Dr. Price served as Chief Medical Officer of the pharmacovigilance team of ProPharma Group, a global industry leader in comprehensive compliance services that span the entire lifecycle of pharmaceuticals, biologics, and devices. He previously served as Chief Executive Officer and Chief Medical Officer of Drug Safety Solutions, Inc., a provider of solutions for clinical and drug safety operations, from 2002 until its acquisition by ProPharma Group in 2017. From 1997 to 2002, Dr. Price was the Director of Clinical Development for oncology at MedImmune, Inc., which is now the biologics subsidiary of AstraZeneca plc. Prior to joining MedImmune, Dr. Price worked in the contract research organization sector. Dr. Price began his pharmaceutical career at Glaxo Inc., which is now GlaxoSmithKline plc, where he worked for nearly nine years on both the commercial and research sides of that company. Dr. Price currently serves on the board of directors of Assay Quant Technologies, a privately held company focusing on developing assays for pharmaceutical research efforts, and AntiSense Therapeutics, Ltd., an Australian publicly traded company developing and commercializing antisense pharmaceuticals for large unmet markets in rare diseases. From 2007 to 2016, Dr. Price served on the board of directors of Sarepta Therapeutics, Inc., a publicly traded commercial-stage biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare neuromuscular diseases. Dr. Price is a clinical physician trained in internal medicine and is a former member of the American Medical Association, the Academy of Pharmaceutical Physicians and a past member of the American Society for Microbiology.

EXECUTIVE COMPENSATION
Executive Officer Compensation
The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:
•	Dr. Ben Gil Price, our President and Chief Executive Officer
•	Dr. Richard Kang, our former President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer; and
•	Mr. Akash Bakshi, our former Chief Operating Officer.
We refer to these three executive officers as the “named executive officers.”
Summary Compensation Table for 2021 and 2020
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2021 and 2020.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(4)	BONUS ($)	OPTION AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Ben Gil Price(2) President, and Chief Executive Officer	2021	66,154	—	854,122	—	920,276
	2020	—	—	—	—	—
Richard Kang(3) Former President and Chief Executive Officer	2021	260,769	130,680	—	160,000	551,449
	2020	302,308	125,000	—	—	427,308
Akash Bakshi(4) Former Chief Operating Officer	2021	250,000	—	—	125,000	375,000
	2020	—	—	—	—	—
(1)
Reflects the aggregate grant date fair value of options granted during the fiscal year ended December 31, 2021, as computed in accordance with ASC 718. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K.

(2)	Dr. Price was appointed as our President and Chief Executive Officer effective November 15, 2021.
(3)
Dr. Kang resigned as the Company’s President and Chief Executive Officer effective November 15, 2021. All other compensation for Dr. Kang includes a severance payment of $150,000 and $10,000 of consulting fees.

(4)
Mr. Bakshi was appointed as our Chief Operating Officer, effective December 31, 2020 upon the Company’s completion of its acquisition of ANA Therapeutics. Mr. Bakshi received no compensation from the Company during the fiscal year ended December 31, 2020. On December 31, 2021, Mr. Bakshi resigned from the Company. All other compensation for Mr. Bakshi includes a severance payment.

Narrative Disclosure to Summary Compensation Table
Agreements with Our Named Executive Officers
We have entered into written agreements with each of our named executive officers.
Dr. Ben Gil Price
On November 3, 2021, the Company and Dr. Price entered into an employment agreement (the “Price Employment Agreement”). The Price Employment Agreement has an initial term (the “Initial Term”) of one year beginning on November 3, 2021 and automatically renews for an additional one year period at the end of the Initial Term (a “Renewal Term”) provided that at least 60 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Dr. Price of its intention not to renew.
The Employment Agreement entitles Dr. Price to an annual base salary of $400,000, reviewed annually. Dr. Price is also eligible for annual incentive compensation targeted at 50% of his base salary. Pursuant to the terms of the Price Employment Agreement, and as approved by the independent members of the Board on November 3, 2021, Dr. Price was granted, effective as of Dr. Price’s first day of full-time employment with the

Company (the “Grant Date”), a non-qualified stock option “inducement award” to purchase 616,666 shares of the Company’s Common Stock pursuant to the terms of a stock option award agreement (the “New Hire Option”) under the Inducement Plan as an inducement material to Dr. Price becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The New Hire Option has a ten-year term and vests as to 266,666 of the shares underlying the stock option on the first anniversary of the Grant Date and as to the remaining 350,000 of the shares on the second anniversary of the Grant Date. The New Hire Option granted to Dr. Price has an exercise price per share equal to the closing price of the Company’s Common Stock on the Grant Date.
In the event of Dr. Price’s death during the employment period or a termination due to disability, Dr. Price or his beneficiaries or legal representatives shall be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends, unreimbursed expenses and certain other benefits provided for in the Employment Agreements (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Dr. Price shall be provided the Unconditional Entitlements.
In the event of a resignation by Dr. Price for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term (not within twelve months following or three months prior to the effective date of a Change in Control), Dr. Price will receive the Unconditional Entitlements and, subject to him signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Dr. Price a severance amount equal to $100,000.
In the event of a resignation by Dr. Price for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Dr. Price will receive (i) the Unconditional Entitlements and (ii) 1.0 times the sum of his annual base salary and target cash bonus.
Dr. Richard Kang
On February 11, 2020, we entered into an Employment Agreement with Dr. Kang, our former President and Chief Executive Officer, which was given retroactive effect to January 1, 2020 (the “Kang Employment Agreement”). The Kang Employment Agreement provided for the at-will employment of Dr. Kang as our President and Chief Executive Officer, at a base salary of $300,000 per year. Dr. Kang was also eligible to receive annual bonus compensation with an annual target bonus opportunity of 50% of his base salary, starting with the 2020 fiscal year. Dr. Kang was also eligible to receive an annual stock option grant and to participate in our employee benefit plans that are in effect for similarly-situated employees.
On November 3, 2021, Dr. Kang resigned from his position as President and Chief Executive Officer. In connection with Dr. Kang’s departure, the Company and Dr. Kang entered into a Separation Agreement effective as of November 3, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for granting and not revoking a customary release agreement after the Separation Date, Dr. Kang will be entitled to receive (i) severance pay in an amount equal to $150,000, payable in substantially equal installments in accordance with the Company’s payroll practice over four months, provided that Dr. Kang has not breached any of his continuing obligations, (ii) an amount equal to $130,680 as the prorated amount of his annual bonus for 2021, and (iii) reimbursement of COBRA premiums for health benefit coverage for up to twelve months, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Dr. Kang had he remained employed with the Company. In addition, in exchange for granting and not revoking a customary release agreement after the Separation Date, the Company will enter into a consulting agreement with Dr. Kang pursuant to which Dr. Kang will provide consulting services to the Company for a period of one year following the effective date of such consulting agreement, during which period Dr. Kang will be entitled to receive $10,000 per month as compensation for such services.
Mr. Akash Bakshi
On December 31, 2020, we entered into an Employment Agreement with Mr. Bakshi (the “Bakshi Employment Agreement”), our former Senior Vice President and Chief Executive Officer. The Bakshi Employment Agreement provided for at-will employment of Mr. Bakshi as our Senior Vice President and Chief

Operating Officer at a base salary of $250,000 per year. Mr. Bakshi was also eligible to receive an annual bonus compensation with an annual target bonus opportunity of 40% of his base salary, starting with the 2021 fiscal year.
On August 13, 2021, we entered into a Release Agreement (the “Bakshi Release Agreement”) with Mr. Bakshi, pursuant to which, we and Mr. Bakshi agreed that Mr. Bakshi’s employment with the Company will terminate as of December 31, 2021 or such earlier date as determined by the Company (the “Resignation Date”). Mr. Bakshi’s employment was terminated on December 31, 2021. Under the Bakshi Release Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, the Company has agreed to pay Mr. Bakshi a total of $125,000 less required deductions and withholdings, paid in approximately equal monthly installments during the six-month period commencing within 30 days after the Resignation Date.
Outstanding Equity Awards at Fiscal Year-End 2021
The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2021:
NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Dr. Ben Gil Price	November 3, 2021(1)	November 3, 2021	—	616,666(2)	2.04	November 3, 2031
Dr. Richard Kang	—	—	—	—	—	—
Akash Bakshi	—	—	—	—	—	—
(1)	All of the outstanding stock option awards were granted under the NeuroBo 2021 Inducement Plan.
(2)	Subject to continued service: 266,666 shares vest on the first anniversary of the vesting commencement date, and 350,000 shares vest on the second anniversary of the vesting commencement date.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2020, to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Proposal No. 1, Election of Class III Directors—Non-Employee Director Compensation” and “Executive Compensation.”
Manufacturing Agreement with Dong-A ST
On September 28, 2018, Private NeuroBo entered into a five year manufacturing and supply agreement with Dong-A ST for manufacturing and supply of NB-01 drug substance and placebos for the purpose of research and development to be used in Phase 3 clinical trials (the “Manufacturing Agreement”). As of March 31, 2022, Dong-A ST was the beneficial owner of more than 5% of our capital stock. Under the terms of the Manufacturing Agreement, Dong-A ST has agreed to produce for NeuroBo a specified number of tablets of the NB-01 drug substance and placebos at a supply price to be determined at the time of each individual order. In addition, prices were set for stability testing of the NB-01 drug substance and placebo. The Company incurred no such expenses for the years ended December 31, 2021 and 2020.
The Manufacturing Agreement will automatically terminate in the event that the license agreement with Dong-A ST is terminated for any reason. In addition, each of Dong-A ST and Private NeuroBo may terminate the Manufacturing Agreement (1) upon the material breach by the other party, if the breach is not cured within a specified number of days after receiving notice from the terminating party, or if the breach cannot reasonably be cured within such period and the breaching party has not started to remedy the breach within such period and diligently endeavored to cure the breach within a reasonable time thereafter, or (2) in the event that (i) the other party is the subject of a petition for bankruptcy, reorganization, or arrangement and the same is not dismissed within thirty days thereof, (ii) a receiver or trustee is appointed for all or a substantial portion of the assets of the other party, or (iii) the other party makes an assignment for the benefit of its creditors.
ANA Merger
On December 31, 2020, the Company acquired 80% of ANA Therapeutics, Inc., a Delaware corporation (“ANA”), pursuant to an Agreement and Plan of Merger, dated December 31, 2020 (the “2020 Merger Agreement” and, such merger, the “2020 Merger”) among the Company. ANA, Akash Bakshi, solely in his capacity as the representative of the securityholders of ANA and certain other entities. Immediately prior to the 2020 Merger, Mr. Bakshi served as Chief Executive Officer and a director of ANA and subqeuent to the 2020 Merger, Mr. Bakshi served as a member of our Board and as our Chief Operating Officer. In connection with the 2020 Merger, in respect of Mr. Bakshi’s capacity as a former ANA securityholder, (i) the Company issued 884,072 shares to Mr. Bakshi, which, based on the closing price as of the consummation of the 2020 Merger, were collectively worth $4,641,378.00 on such date; and (ii) Mr. Bakshi is also entitled to a pro rata portion of any milestone payments paid under the 2020 Merger Agreement.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our audit committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.
Representatives of BDO USA, LLP are expected to be present at the Annual Meeting by remote communication. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Service Fees Paid to the Independent Registered Public Accounting Firms
The Audit Committee has considered the scope and fee arrangements for all services provided by BDO USA, LLP, taking into account whether the provision of non-audit-related services is compatible with maintaining BDO USA, LLP independence. The following table presents fees for professional audit services rendered by BDO USA, LLP for the audit of the annual financial statements for the years ended December 31, 2021 and 2020.
FEE CATEGORY	FISCAL YEAR 2021	FISCAL YEAR 2020
Audit fees	$343,034	$535,691
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$343,034	$535,691
Audit fees consist of fees billed for services relating to the audit of our annual financial statement and review of our quarterly financial statements, services that are normally provided in connection with statutory and regulatory filings or engagements, comfort letters, reports on an issuer’s internal controls, and review of documents to be filed with the SEC (e.g. periodic filings, registration statements, and company responses to SEC comment letters).
Audit-related fees are related to other assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, attest services that are not required by statute or regulation, and consultations concerning proposed accounting and reporting standards.
Tax fees relate to permissible services for technical tax advice related to federal and state income tax matters.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee generally pre-approves all audit and permitted non-audit and tax services provided by the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE TO APPROVE OUR NAMED
EXECUTIVE OFFICER’S COMPENSATION
Our Board proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act. In Proposal 4 in this proxy statement, our Board is also seeking the stockholders’ advisory vote on whether they would prefer holding a say-on-pay vote every one, two or three years.
Please read “Executive Compensation” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers for 2021.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF
PROPOSAL 3.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years. Stockholders also have the option to abstain from voting on this matter.
The Board believes at this time that say-on-pay votes should be held every three years. While the Board recognizes that our compensation committee makes decisions on our executive compensation on an annual basis, the Board believes that holding a say-on-pay vote every three years encourages stockholders to consider the effectiveness of our executive compensation programs on a long-term basis rather than with a short-term focus. We welcome stockholders who have concerns about our executive compensation programs to bring their specific concerns to the attention of the Board or the compensation committee during periods between such triennial votes.
Although this advisory vote on frequency is not binding on our Board, the Board values stockholder views as to what is an appropriate frequency for advisory votes on executive compensation, and welcomes the stockholders’ recommendation on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY
“THREE YEARS” FOR PROPOSAL 4.

PROPOSAL 5
APPROVAL OF A PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK
General
Our Board has unanimously approved an amendment to the Certificate of Incorporation to effect a reverse split of the Company’s Common Stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-5 to 1-for-35, to be determined at the discretion of the Board, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.
Our Board has recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by holders of a majority of the Company’s shares entitled to vote at the Annual Meeting, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.
Reasons for the Reverse Stock Split
The Company’s Common Stock is traded on the Nasdaq under the symbol “NRBO.”
For the Common Stock to continue trading on the Nasdaq, we must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Company’s Common Stock on the Nasdaq on May 5, 2022 was $0.60 per share and, over the prior 52 weeks, the closing price of the Company’s Common Stock has ranged from $0.58 to $6.57 per share.
As previously disclosed, on March 18, 2022, we received a letter (the “Notice”) from the Listing Qualifications Staff of the Nasdaq indicating that, based on the closing bid price of the Company’s Common Stock for the 30 consecutive business days preceding the Notice, the Company no longer meets the Minimum Bid Price Requirement. The Notice has no effect on the listing of the Common Stock at this time, and the Common Stock continues to trade on the Nasdaq under the symbol “NRBO.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance.
The Notice further stated that if compliance with the Minimum Bid Price Requirement cannot be demonstrated by the end of the compliance period, the Company may be eligible for a second 180-day period to regain compliance. If the Company qualifies for such extension, the Company expects to submit a request to the Nasdaq for a 180-day extension to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (either on an initial or an extended basis) the Company’s Common Stock will be subject to delisting. At such time, the Company may appeal the Nasdaq’s delisting determination.
Our Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put us in a position to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Board further believes that the increased market price of our Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of our Common Stock and may encourage trading.

In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
The Board believes that maintaining the listing of the Company’s Common Stock on the Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s Common Stock from the Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.
Determination of the Reverse Stock Split Ratio
Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on the Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:
•	the potential impact and anticipated benefits to the Company and its stockholders;
•	market conditions and existing and expected market price of our Common Stock at such time;
•	existing and expected marketability of our Common Stock;
•	the number of shares that will be outstanding after the reverse stock split;
•	the stockholders’ equity at such time; and
•	the trading volume of our Common Stock at such time.
Impact of the Reverse Stock Split, if Implemented
The Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock, par value $0.001 per share. On May 17, 2022, the Company had: 26,661,771 shares of Common Stock issued and outstanding, 954,999 shares of Common Stock issuable upon the exercise of outstanding options, 6,846,633 shares of Common Stock issuable upon the exercise of outstanding warrants and 5,555,586 shares of Common Stock reserved for future issuance under the Company’s 2019 Equity Incentive Plan and the Company’s 2021 Inducement Plan.
As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares. If the Company’s stockholders adopt and approve the Reverse Stock Split Certificate of Amendment and the reverse stock split is implemented by the Company, the authorized number of shares of the Company’s Common Stock would not be reduced by the reverse stock split ratio determined by the Board.
If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.
Based on the Company’s capitalization as of May 18, 2022, the principal effect of the reverse stock split (at a ratio between 1-for-5 and 1-for-35), not taking into account the treatment of fractional shares described under “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below, would be that:
•	the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 26,661,771 shares to between approximately 761,764 shares and 5,332,354 shares;
•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced from 954,999 to between approximately 27,285 shares and 190,999 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 6,846,633 to between approximately 195,618 shares and 1,369,326 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•
the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the Company’s 2019 Equity Incentive Plan and 2021 Inducement Plan would be reduced from 5,555,586 to between approximately 158,731 shares and 1,111,117 shares;

•	the number of shares of the Company’s authorized Common Stock would remain unchanged at 100,000,000 shares;
•	the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and
•
the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 59,981,011 to between approximately 91,996,204 shares and 98,856,602 shares; and the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of May 17, 2022. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
	Pre-Reverse Split	1-for-5	1-for-10	1-for-20	1-for-30	1-for-35
Number of authorized shares of Common Stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of Common Stock	26,661,771	5,332,354	2,666,177	1,333,088	888,725	761,764
Number of shares of Common Stock issuable upon exercise of outstanding stock options	954,999	190,999	95,499	47,749	31,833	27,285
Number of shares of Common Stock issuable upon exercise of outstanding warrants	6,846,633	1,369,326	684,663	342,331	228,221	195,618
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s 2019 Equity Incentive Plan and 2021 Inducement Plan	5,555,586	1,111,117	555,558	277,779	185,186	158,731
Number of shares of Common Stock authorized, but unissued and unreserved	59,981,011	91,996,204	95,998,103	97,999,053	98,666,035	98,856,602
See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.
Anti-Takeover and Dilutive Effects
The number of authorized shares of our Common Stock and preferred stock will not be reduced as a result of the reverse stock split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following the reverse stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split

Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.
Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting
A reverse stock split may negatively impact the market for our Common Stock.
Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.
In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 500 to 3,500 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 5 to 35 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “–Procedure for Effecting the Reverse Stock Split–Treatment of Fractional Shares”.
The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and other reports that we file with the SEC. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.
Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.
On March 18, 2022, we received the Notice from the Nasdaq notifying us that the Company was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities maintain a minimum closing bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s Common Stock for the 30 consecutive business days prior to the date of the Notice, the Company did not meet the minimum closing bid price requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to September 14, 2022.
We continue to monitor the closing bid price of our Common Stock and consider our available options to resolve our noncompliance with the minimum bid price requirement. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or we will otherwise be in compliance with other Nasdaq listing criteria. If we fail to regain compliance with the minimum bid requirement or to meet the other applicable continued listing requirements for the Nasdaq in the future and the Nasdaq may delist our Common Stock.
Delisting from the Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities. If our Common Stock is delisted by the Nasdaq, the price of our Common Stock may decline, and our Common Stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets where an investor may find it more difficult to dispose of their Common Stock or obtain accurate quotations as to the market value of our Common Stock. Further, if we are delisted, we would incur additional costs under requirements of state “blue sky” laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Stock and the ability of our stockholders to sell our Common Stock in the secondary market.
In addition, if our Common Stock is delisted from the Nasdaq and the trading price remains below $5.00 per share, trading in our Common Stock might also become subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions).
If we seek to implement a reverse stock split to remain listed on the Nasdaq, the announcement or implementation of a reverse stock split could significantly negatively affect the price of our Common Stock. Additionally, in 2020, the SEC approved a previously proposed Nasdaq rule change to expedite delisting of securities with a closing bid price at or below $0.10 for 10 consecutive trading days during any bid price compliance period and that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. In addition, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any bid price compliance periods under Rule 5810(c)(3)(A), and Nasdaq will instead require the issuance of a Staff delisting determination. The company could appeal the determination to a hearings panel, which could grant the company a 180-day exception to remain listed if it believes the company would be able to achieve and maintain compliance with the bid price requirement. Following the exception, the company would be subject to the procedures applicable to a company with recurring deficiencies (NASDAQ Rule 5815(d)(4)(B)).
We continue to actively monitor our performance with respect to the listing standards and are considering available options to resolve the deficiency and regain compliance with the Nasdaq rules. There can be no assurance that we will be able to regain compliance with any deficiency, or maintain compliance even if we implement an option that regains our compliance.
A reverse stock split would increase our authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
Procedure for Effecting the Reverse Stock Split
When and if our Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
Exchange of Stock Certificates
As soon as practicable after the effective date of the reverse stock split, stockholders holding certificated shares will be notified that the reverse stock split has been effected. Computershare, Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE EXCHANGE AGENT.
STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.
Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. Their accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Treatment of Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on the Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Material Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.
This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.
Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.
Exchange Pursuant to Reverse Stock Split
No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “—Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.
Cash in Lieu of Fractional Shares
A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
The Company will not recognize any gain or loss as a result of the reverse stock split.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5.

PROPOSAL 6
ADJOURNMENT OF ANNUAL MEETING
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Annual Meeting in the event that there is not a sufficient number of votes at the Annual Meeting to approve Proposal 5. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 6.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Second Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except in the case that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To be timely for our company’s 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 9, 2023 and not later than the close of business on March 10, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Stockholders are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than January 10, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws.
Requirements for Stockholder Director Nominees to be Included under the Universal Proxy Rules. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for our 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
NeuroBo Pharmaceuticals, Inc.,
200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116
Attn: Secretary
The annual report on Form 10-K, is also available at http://ir.neurobopharma.com under “Investors & News—Financial Information—Annual Reports”.
“Householding”—Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials now or in the future, you may write to NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116, Attention: Adam Perlish or via email at info@neurobopharma.com, or call at (800) 736-3001.
Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Director of Finance at the address or telephone number listed above.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NEUROBO PHARMACEUTICALS, INC.
NEUROBO PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of the Corporation is NeuroBo Pharmaceuticals, Inc.
SECOND: The Corporation was incorporated under the name Gemphire Therapeutics Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on October 30, 2014. The Certificate of Incorporation was amended by a Certificate of Amendment filed with the Delaware Secretary on December 9, 2014. The Certificate of Incorporation was amended and restated pursuant to the terms and conditions of an Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on March 31, 2015, was further amended and restated pursuant to the terms and conditions of a Second Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on April 26, 2016, was further amended and restated pursuant to the terms and conditions of a Third Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on August 10, 2016, was amended on December 30, 2019 and was amended on December 31, 2019 to change its name to NeuroBo Pharmaceuticals, Inc.
THIRD: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
FOURTH: The Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:
“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001 per share. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [•] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”
FIFTH: Pursuant to a resolution of the Board of Directors of the Corporation, this Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
SIXTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective as of [•] p.m. Eastern time on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, NeuroBo Pharmaceuticals, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this     day of     , 2022.
NEUROBO PHARMACEUTICALS, INC.

By:
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRBO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86487-P76236 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROBO PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard J. Kang, Ph.D.	☐	☐	☐
1b. Michael Salsbury	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6 and THREE YEARS for Proposal 4:

	For	**Against**	**Abstain**
2. Ratify the appointment of BDO USA, LLP as the Company's independent registered accounting firm for 2022.	☐	☐	☐
3. Approve (on an advisory basis) the compensation of the Company's named executive officers.	☐	☐	☐

	One Year	**Two Years**	**Three Years**	**Abstain**
4. Approve (on an advisory basis) whether an advisory vote on compensation should be held once Every One, Two Or Three Years.	☐	☐	☐	☐

	For	**Against**	**Abstain**
5. Approve an amendment to the Company's certificate of incorporation to effect a reverse stock split at a ratio between 1-for-5 and 1-for-35.	☐	☐	☐
6. Authorize adjournment of the meeting to obtain additional proxies for proposal 5.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D86488-P76236

NEUROBO PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 9, 2022, 10:00 am Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ben Gil Price, M.D. and Andrew I. Koven as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may come before the Annual Meeting of Stockholders all of the Common Stock of NeuroBo Pharmaceuticals, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held June 9, 2022 beginning at 10:00 am Eastern Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side